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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                          JURISDICTION OF
     PARENT                        SUBSIDIARY            PERCENTAGE OWNED  INCORPORATION
     ------                        ----------            ---------------- ---------------
CBES Bancorp, Inc....... Community Bank of Excelsior           100%          Federal
                         Springs, a Savings Bank
Community Bank of
 Excelsior Springs, a
 Savings Bank........... CBES Service Corporation              100%          Missouri
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